Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion and incorporation by reference in the registration statement on Form F-4 of Eurasian Minerals Inc. (the “Company”) of our report dated April 26, 2012, relating to the consolidated statements of financial position as at December 31, 2011, March 31, 2011 and April 1, 2010 and the consolidated statements of comprehensive loss, cash flows and shareholders’ equity for the nine month period ended December 31, 2011 and year ended March 31, 2011.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

May 11, 2012